Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Thomas Group Announces Michael E. McGrath as Executive

Chairman of the Board & Resignation of President & CEO

IRVING, TEXAS — February 25, 2007—Thomas Group, Inc. (NasdaqGM:TGIS), a leading operational consulting firm, announced today that business visionary, Michael E. McGrath, a renowned expert on supply chain management, product development, and strategy, and an experienced leader of business turnarounds joins Thomas Group’s Board of Directors as Executive Chairman of the Board. Thomas Group also announced that Jim Taylor, current President and CEO, has resigned from the company to pursue entrepreneurial interests. The Board of Directors has a search underway for a new CEO and President. To ensure a smooth transition to a new CEO, Taylor will continue with the company until the middle of April.

Taylor has been with the company since 2001, seeing it through a period of recovery and strong organic growth and increasing profitability.  Under challenging business circumstances, Taylor’s leadership stabilized the company and returned it to growth and profitability. He became head of Thomas Group in January 2004, and within 24 months successfully eliminated debt, began trading on the NASDAQ Global Market, and paid the first quarterly cash dividend. Thomas Group enters 2008 with a strong commercial pipeline and leadership team in place. General John T. (Jack) Chain, Jr. (USAF Ret.) outgoing chairman of the board stated, “We regret Jim’s resignation but respect his decision.  We appreciate Jim’s commitment and many contributions to Thomas Group over the years, and we wish him well in his future endeavors.”

McGrath brings impressive experience to his newly appointed position, including more than 30 years of management consulting, extensive board leadership experience, and leadership of the successful turnaround of i2 Technologies.  McGrath has served as a member of the i2 board of directors since August 2004 and served as their chief executive officer and president from February 2005 — July 2007. In 1976, McGrath co-founded Pittiglio Rabin Todd & McGrath (PRTM), a leading management consulting firm to technology-based companies. He spent 28 years leading PRTM, retiring in July 2004. While at PRTM, McGrath initiated the company’s product development consulting practice, creating the PACE® methodology as one of the most successful and effective models of the product development process. In 1993, he created the Supply-Chain Operations Reference-model® (SCOR®) to define a standard for the supply chain management process, which is now managed as an industry standard by the Supply-Chain Council.  He has written five books and numerous articles, including the best-selling book on product strategy, Product Strategy for High-Technology Companies, and is currently writing a new book on decision making, Decide Better for a Better Life.

In addition to the i2 board, he currently serves on the board of Entrust (ENTU), is chairman of the board of York Hospital, vice-chairman of St. Michael’s College, and serves on the boards of Sensable Technologies, Berwick Academy, and The Aidmatrix Foundation. Prior to co-founding PRTM, McGrath worked for PricewaterhouseCoopers (PwC), Texas Instruments and McCormack & Dodge. McGrath holds a bachelor’s degree in Computer Science and Management Science from Boston College and a master’s in business administration from Harvard Business School.

General John T. (Jack) Chain, Jr. (USAF Ret.) added, “I am pleased to welcome Michael as our Executive Chairman of the Board. Given Michael’s expertise and past experience we are confident that he will drive transformation and innovation to deliver even greater value to our customers and shareholders.”

About Thomas Group

Thomas Group, Inc. (NasdaqGM: TGIS) is an international, publicly-traded professional services firm specializing in operational improvements. Thomas Group’s unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash and drive higher profitability. Known for Breakthrough Process Performance, Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas, Detroit, and Hong Kong. For more information, please visit www.thomasgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this release that are not strictly historical statements, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and the Company’s revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2006.  These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions.  These forward-looking statements speak only as of the date of this release.  Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Media Contact

PJ Hoke

Thomas Group, Inc.

pjhoke@thomasgroup.com

972.443.1113

http://www.thomasgroup.com